EXHIBIT 23.4

                          INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Highwoods Properties, Inc. of our report dated February 21, 1995, with respect to the combined financial statements of Southeast Realty Corp., AP Southeast Portfolio Partners, L.P. and AP Fontaine III Partners, L.P. for the year ended December 31, 1994, which report appears in the Form 8-K/A of Highwoods Properties, Inc. dated April 29, 1996, as amended on June 3, 1996 and June 18, 1996. We also consent to the reference to our firm under the heading "Experts" in the prospectus that is part of the Registration Statement.

                                       Signature:

                                       /s/ Deloitte & Touche LLP
                                       -------------------------
                                       Dallas, Texas

Date: February 3, 1998